UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2013

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Salaries Approved for 2013

          On January 22, 2013 the Compensation Committee of the Board of Directors approved executive salaries for 2013. Changes approved by the Committee included: a 6.25% increase in cash salary and a 32.8% increase in salary stock units for William C. Losch III, Executive Vice President and Chief Financial Officer; and a 25% increase in salary stock units for David T. Popwell, President – Banking. All salary changes are effective January 1, 2013. A description of 2013 salaries paid to certain executives is filed herewith.

ITEM 8.01. Other Events

Waiver of Mandatory Retirement for Executive Officer

          Section 7.2 of ARTICLE SEVEN of the Corporation’s Bylaws provides, in substance, that any officer or employee will experience an automatic retirement if (i) he or she attains age 65 and (ii) for the two-year period immediately before attaining such age he or she has been employed by the Corporation in a bona fide executive or a high policy-making position. The Board of Directors has the power under Section 7.2 to continue the service of such a person.

          On January 23, 2013, the Board of Directors exercised its power under Section 7.2 with respect to Charles T. Tuggle, Jr., the Corporation’s Executive Vice President and General Counsel. Mr. Tuggle presently is age 64. The effect of the Board’s action is to waive the automatic retirement of Mr. Tuggle upon his attaining age 65 and to continue his service as an executive past that age.

Redesignation Date Related to First Tennessee Bank Preferred Stock

          On July 22, 2005 First Horizon National Corporation (“FHNC”) filed a Current Report on Form 8-K dated July 19, 2005 in which, under Item 8.01, FHNC reported that its subsidiary, First Tennessee Bank National Association (the “Bank”), had made a Declaration of Covenant dated as of July 20, 2005 (“Declaration”) in connection with certain Bank Preferred Stock. The Declaration was made for the benefit of holders of certain “Covered Debt” (as defined in the Declaration) outstanding from time to time. The July 22, 2005 Current Report stated that the initial Covered Debt was the Bank’s 5.05% Subordinated Bank Notes Due January 15, 2015 (“2015 Notes”).

          The 2015 Notes will mature January 15, 2015. In accordance with the Declaration, January 15, 2013, the date two years preceding the maturity date of the 2015 Note, is a “Redesignation Date.” The day immediately prior to the Redesignation Date was the final day on which the 2015 Notes were the Covered Debt. On the Redesignation Date the Bank’s 5.65% Subordinated Bank Notes due April 1, 2016 (CUSIP 337158-AE9) (“2016 Notes”) became the Covered Debt for purposes of the Declaration.

          For convenience, Item 8.01 of the July 19, 2005 Current Report is set forth below in its entirety, amended and restated to conform to this change in Covered Debt which became effective on the Redesignation Date.
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On March 23, 2005, First Horizon National Corporation’s (“FHNC’s”) subsidiary, First Tennessee Bank National Association (“Bank”), issued 300,000 shares of Class A Non-Cumulative Perpetual Preferred Stock (“Bank Preferred Stock”). That issuance was the subject of FHNC’s Current Report on Form 8-K filed March 24, 2005.

The Bank has made a Declaration of Covenant dated as of July 20, 2005 (“Declaration”) in connection with the Bank Preferred Stock. Under the Declaration, the Bank has promised to redeem shares of the Bank Preferred Stock only if and to the extent that the redemption price is equal to or less than the New Equity Amount as of the date of redemption. “New Equity Amount” means, on any date, the net proceeds to the Bank or subsidiaries of the Bank received during the six months prior to such date from new issuances of common stock of the Bank or of other securities or combinations of securities that

(i)	qualify as Tier 1 capital of the Bank, and

(ii)

as reasonably determined in good faith by the Bank’s Board of Directors, (x) on a liquidation or dissolution of the Bank rank pari passu with or junior to the Bank Preferred Stock (or, if all of the Bank Preferred Stock has been redeemed, would have ranked pari passu with or junior to the Bank Preferred Stock had it remained outstanding), (y) are perpetual, with no prepayment obligation on the part of the issuer, whether at the election of holders or otherwise (although such securities may be subject to early redemption at the option of the issuer), and (z) dividends or other distributions on which are non-cumulative;

provided, however, that the net proceeds of such securities or combinations of securities (A) if issued to any affiliate of the Bank other than its parent company, FHNC, shall not qualify as a New Equity Amount and (B) if issued to FHNC shall qualify as a New Equity Amount only if such securities or combinations of securities have been purchased by FHNC with the net proceeds from new issuances of common stock of FHNC or of securities or combinations of securities by FHNC during such six-month period that

(i)	qualify as Tier 1 capital of FHNC and

(ii)

as reasonably determined in good faith by FHNC’s Board of Directors, (x) on a liquidation or dissolution of the issuer rank junior to all indebtedness for money borrowed and claims of other creditors of the issuer, (y) are perpetual, with no prepayment obligation on the part of the issuer, whether at the election of holders or otherwise (although such securities may be subject to early redemption at the option of the issuer), and (z) dividends or other distributions on which are non-cumulative.

The covenants in the Declaration run in favor of persons that buy, hold, or sell debt of the Bank during the period that such debt is “Covered Debt.” The Bank’s 5.65% Subordinated Bank Notes due April 1, 2016 (CUSIP 337158-AE9) (“2016 Notes”) are the Covered Debt commencing as of January 15, 2013. Other debt, to the extent any qualifying debt is then outstanding, may replace the 2016 Notes as the Covered Debt under the Declaration on the earlier to occur of (x) the date two years prior to the 2016 Notes’ maturity, or (y) the date the Bank gives notice of a redemption of the 2016 Notes such that, or the date 2016 Notes are repurchased in such an amount that, the outstanding principal amount of 2016 Notes is or will become less than $100 million.

The Declaration is subject to various additional terms and conditions. The Declaration may be terminated if the holders of at least 51% by principal amount of the Covered Debt so agree, or if the Bank no longer has any long-term indebtedness rated by a nationally recognized statistical rating organization.

The summary description of the Declaration in this report is qualified in its entirety by the full terms of the Declaration, which are controlling.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

10.1	Description of 2013 Salaries for 2012 Named Executive Officers

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: January 23, 2013	By:	/s/ Clyde A. Billings, Jr.

Senior Vice President, Assistant
General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-10.1	Description of 2013 Salaries for 2012 Named Executive Officers